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                                                                  Exhibit 10(6)

                                  AGREEMENT

     This agreement ("Agreement") is entered into the 30th day of June, 1997, by and among John T. Knox, Jr. ("Knox"), Capsure Financial Group, Inc., an Oklahoma corporation ("Capsure Financial"), Capsure Holdings Corp., a Delaware corporation ("Capsure Holdings"), and CNA Surety Corporation, a Delaware corporation ("CNA Surety").

                                  RECITALS:


     a. Knox entered into a Stock Purchase Agreement as of July 26, 1994, with Capsure Financial and Capsure Holdings (the "Stock Purchase Agreement") whereby Knox and certain others sold the outstanding stock of Universal Surety Holding Corp., a Texas corporation ("Universal Surety"), to Capsure Financial. Capsure Financial is a wholly-owned subsidiary of Capsure Holdings.

     b. Universal Surety owned as of July 26, 1994, and continues to own at this date, the outstanding capital stock of Universal Surety of America, a Texas insurance company ("USA").

     c. As part of the consideration under the Stock Purchase Agreement, 275,113 shares of the common stock of Capsure Holdings (the
         "Restricted Shares") were issued to Knox and certain registration rights were granted to Knox with respect to such shares. The Restricted Shares are subject to, and the registration rights were granted under, a Restricted Stock and Registration Rights Agreement entered into as of September 22, 1994, among Capsure Financial, Capsure Holdings and Knox (the "Restricted Stock Agreement").

     d. As additional consideration under the Stock Purchase Agreement, Capsure Financial agreed to make a contingent payment to Knox based upon a calculation relating to the future performance and value of USA (the "Contingent Payment") pursuant to Section 2.2 of the Stock Purchase Agreement.

     e. Capsure Holdings, CNA Surety and certain others have entered into a Reorganization Agreement dated as of December 19, 1996, (the "Reorganization Agreement") under which, among other things, Capsure Holdings will be merged with a subsidiary of CNA Surety, and Capsure Holdings will be the surviving corporation and a wholly-owned subsidiary of CNA Surety.

     f. Knox entered into an Employment Agreement with Universal Surety, USA, Capsure Holdings and Capsure Financial on September 22, 1994 (the "Employment Agreement") which included a five year non-compete period commencing upon the termination of the Employment Agreement or Knox's earlier termination of employment.

     g. The parties desire to waive calculation of the Contingent Payment and, in consideration for Knox's agreement to waive any claim to payment of any amounts which may become due to Knox thereunder, if any, to amend the terms of the Restricted Stock Agreement and Employment Agreement.

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     NOW, THEREFORE, in consideration of the premises:

     1.  Settlement of the Contingent Payment

     Knox hereby waives any and all rights or claims of rights now or hereafter arising under or relating to Section 2.2 of the Stock Purchase Agreement, including without limitation, any rights or claims to a calculation for the purpose of determining any Contingent Payment or the payment of the Contingent Payment, and agrees to accept the benefits provided to him by the amendment to the terms of the Restricted Stock Agreement and Employment Agreement, as set forth herein, in full settlement of any and all amounts due to him, if any, or which he may claim to be due to him, as a Contingent Payment, and forever discharges Capsure Holdings, Capsure Financial and their successors and assigns (including, without limitation, CNA Surety) from any and all obligations under or relating to Section 2.2 of the Stock Purchase Agreement.

     2.  Amendment of the Restricted Stock Agreement

     The parties agree that the period of restriction contained in the Restricted Stock Agreement shall expire on the date six months following the Effective Time (as defined in the Reorganization Agreement) of the Merger and that the term "Restricted Period", as used in the Restricted Stock Agreement, shall be for the period commencing September 22, 1994, and terminating on the date six months following the Effective Time of the Merger. The parties hereby acknowledge and agree (a) that, subject to applicable federal and state securities laws, upon termination of the Restricted Period, pursuant to the Restricted Stock Agreement (i) all restrictions imposed therein upon the sale, transfer, exchange, conveyance, pledge or other encumbrance of or upon the Restricted Shares set forth under Section 1 thereof shall terminate and (ii) the registration rights granted under Sections 4 and 5 thereof shall be of immediate force and effect, and (b) that Capsure Holdings, Capsure Financial, Universal Surety and USA hereby waive the right, and any and all claims with respect to such right, to purchase the Restricted Shares pursuant to Section l(b) of the Restricted Stock Agreement in the event of the termination of Knox's employment. All other provisions of the Restricted Stock Agreement shall remain in full force and effect.


     3.  Amendment to Non-Competition Provision of Employment Agreement

     The parties agree that, notwithstanding any provision in the Employment Agreement to the contrary, the Non-Compete Period, as defined and set forth in
Section 6 of the Employment Agreement, shall be reduced from five years to two years from the expiration or earlier termination of Knox's employment.

     4.  Joinder by CNA Surety

     CNA Surety, joining herein as successor to the rights and obligations of Capsure Holdings upon the Effective Time of the Merger under the Reorganization Agreement, agrees to all recitals and provisions hereof.


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